Exhibit 21.1
SUBSIDIARIES OF
SLM CORPORATION

Name	Jurisdiction of Incorporation
AFS US, Inc.	Delaware
AFS Blocker, Inc.	Delaware
AFS Holdings, LLC	Delaware
AFS-HOV LLC	Delaware
AMS Office Park, Inc.	Rhode Island
Arrow Financial International, LLC	Delaware
Arrow Financial Services, LLC	Delaware
Arrow Global, LLC	Delaware
Arrow Global Receivables Management, LLC	Delaware
Arrow Securitizations, LLC	Delaware
Bluemont Funding LLC	Delaware
Cavalier Funding LLC,	Delaware
Cavalier Funding l LLC	Delaware
Cavalier Funding 2 LLC	Delaware
Churchill Funding LLC	Delaware
Crimson Funding, LLC	Delaware
Crimson Funding I, LLC	Delaware
Crimson Funding II, LLC	Delaware
Crimson Funding III, LLC	Delaware
HICA Holding, Inc.	South Dakota
HICA Education Loan Corporation	South Dakota
Mustang Funding I, LLC	Delaware
Mustang Funding II, LLC	Delaware
Nellie Mae Corporation	Delaware
Phoenix Fundings LLC	Delaware
Sallie Mae Bank	Utah
Sallie Mae, Inc.	Delaware
Sallie Mae — Canada Financial Corporation	Canada
Sallie Mae Education Trust	Delaware
Sallie Mae India, Inc.	Delaware
Sallie Mae Philippines, Inc.	Delaware
Sallie Mae UK Holding Corporation	Delaware
Sallie Mae UK Loan Corporation	Delaware
Secondary Market Company, LLC	Delaware
Secondary Market Services, LLC	Delaware
SLFR, LLC	Delaware
SLM Education Credit Finance Corporation	Delaware
SLM Education Credit Funding LLC	Delaware
SLM Education Loan Corporation	Delaware
SLM Funding LLC	Delaware

Name	Jurisdiction of Incorporation
SLM Grammercy Corporation	Delaware
SLM Originations Corporation	Delaware
Southwest Student Services Corporation	Delaware
Southwest Student Services Finance Corporation	Delaware
SSSC I LLC	Delaware
SSSC II LLC	Delaware
SSSC IV LLC	Delaware
SSSC Partners, LLC	Delaware
Student Loan Finance Association, Inc.	Idaho
Student Loan Finance Association — Washington, Inc.	Washington
Student Loan Funding LLC	Delaware
Student Loan Funding Holdings LLC	Delaware
Student Loan Funding Resources LLC	Ohio
Town Hall Funding LLC	Delaware
Town Center Funding LLC	Delaware
VG Funding, LLC	Delaware
VK Funding LLC	Delaware
VL Funding LLC	Delaware
Washington Resources LLC	Washington

*	Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of SLM Corporation are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report.